As filed with the Securities and Exchange Commission on January 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Intel Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1672743 (I.R.S. Employer Identification No.)
Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95054-1549
(408) 765-8080
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95054-1549
(408) 765-8080
Attention: Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stewart McDowell
Gibson, Dunn & Crutcher LLP
One Embarcadero Center
San Francisco, California 94111-3715
(415) 393-8200

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
INTEL CORPORATION
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units. Each time we or selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement, any related free writing prospectus prepared by or on behalf of us for that offering and any document we incorporate by reference carefully before you invest in our securities.
Our common stock is listed on the Nasdaq Global Select Market® under the symbol “INTC.”
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission and the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 23, 2026.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We or selling securityholders may sell any combination of the securities described in this prospectus, from time to time.
The types of securities that we or selling securityholders may offer and sell, from time to time, pursuant to this prospectus are:
•debt securities;
•common stock;
•preferred stock;
•warrants;
•depositary shares;
•purchase contracts; and
•units consisting of any of the securities listed above.
Each time we or selling securityholders sell securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•the type and amount of securities that we propose to sell;
•the initial public offering price of the securities;
•the names of any underwriters or agents through or to which we will sell the securities;
•any compensation of those underwriters or agents; and
•information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
ii

THE COMPANY
We are a global designer and manufacturer of semiconductor products. The central processing units (“CPUs”) and other semiconductor solutions that we design, manufacture, market, sell and service are incorporated in computing and related end products and services, and utilized globally by consumers, enterprises, governments and educational organizations. Our customers primarily include original equipment manufacturers (“OEMs”), original design manufacturers (“ODMs”), cloud service providers (“CSPs”), and other manufacturers and service providers, such as industrial and communication equipment manufacturers. We market and sell our products through a combination of direct sales through our global sales organization and indirect channels, including distributors, resellers, retailers and OEM partners.
As a U.S.-based integrated design manufacturer (“IDM”), in addition to designing CPUs and other semiconductor products, we develop leading-edge semiconductor manufacturing process technologies (“nodes”) and advanced packaging technologies and predominantly manufacture our semiconductor products at our manufacturing and assembly and test facilities, many of which are in the U.S. We are the only company undertaking research, design and development of leading-edge and next generation semiconductor manufacturing technologies and high-volume manufacturing of logic semiconductors utilizing leading-edge nodes in the U.S., making us a strategically important company from both a national economic and national security perspective. In addition to manufacturing our own products, we offer third-party foundry services to external customers and aim to establish this business as a leading external foundry.
Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus.
When used in this prospectus, the terms “the Company,” “Intel,” “issuer,” “we,” “our,” and “us” refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.
FORWARD-LOOKING STATEMENTS
In addition to historical information, this prospectus and the documents that are incorporated by reference in this prospectus contain forward-looking statements that involve a number of risks and uncertainties. Words such as “accelerate”, “achieve”, “aim”, “ambitions”, “anticipate”, “believe”, “committed”, “continue”, “could”, “designed”, “estimate”, “expect”, “forecast”, “future”, “goals”, “grow”, “guidance”, “intend”, “likely”, “may”, “might”, “milestones”, “next generation”, “objective”, “on track”, “opportunity”, “outlook”, “pending”, “plan”, “position”, “possible”, “potential”, “predict”, “progress”, “ramp”, “roadmap”, “seek”, “should”, “strive”, “targets”, “to be”, “upcoming”, “will”, “would”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Each of the forward-looking statements we make in this prospectus involves risks, uncertainties and assumptions based on information available to us as of the date of this prospectus. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially and adversely from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of this prospectus and Part I, Item 1A, “Risk Factors” beginning on page 37 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC on January 23, 2026 (the “2025 Form 10-K”), incorporated by reference in this prospectus, and as may be updated in filings we make from time to time with the SEC. The risks described in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. We do not undertake, and expressly disclaim any duty, to update such forward-looking statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
RISK FACTORS
Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should carefully consider the risks described under Part I, Item 1A, “Risk Factors” of the 2025 Form 10-K and
1

as may be updated in filings we make from time to time with the SEC, and those described in other documents that we incorporate by reference into this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.
DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in any applicable prospectus supplement or any related free writing prospectus. The particular terms of the debt securities to be sold by us will be set forth in an applicable prospectus supplement and/or free writing prospectus relating to such debt securities. For purposes of this description of debt securities, references to “the Company,” “Intel,” “we,” “our,” and “us” refer only to Intel Corporation and not to its subsidiaries.
The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of March 29, 2006 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as successor trustee (the “base indenture”), that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time, including, as applicable, the first supplemental indenture dated as of December 3, 2007 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as successor trustee (together with the base indenture, the “indenture”) and any subsequent supplemental indentures with respect to one or more series of debt securities, whether with the same or a different trustee. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.
General
The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement and/or any related free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any deletions from, modifications of or additions to events of default or covenants and remedies therefor; (xviii) whether such debt securities will be subject to legal defeasance or covenant defeasance, and any changes in the covenants subject to covenant defeasance, and any deletions from, or modifications of or additions to satisfaction and discharge provisions; (xix) whether, and the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than the trustee under the base indenture and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinated to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from, modifications of or additions to the indenture with respect to such debt securities.
Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.
The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s certificate of incorporation also contains other provisions which may prevent or limit a change of control. See “Description of Capital Stock” below.
Modification and Waiver
The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the applicable trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such outstanding debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair the right of any holder of debt securities to institute suit for the enforcement of payment thereof on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date) or, if such debt securities provide therefor, any right of repayment at the option of the holder on or after the date for repayment, (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or (d) make any change that adversely affects the right to convert or exchange any debt security into or for common stock or other securities, cash or other property in accordance with the terms of such applicable debt security.
The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has been included expressly and solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for any of the following purposes: (1) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of outstanding debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other debt security in any material respect; (9) to make provisions with respect to conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.
Events of Default
Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when such principal or premium, or such additional amounts with respect thereto, become due and payable at their maturity; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, and the continuance of that default for 30 days; (c) default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities, and the continuance of that default for 90 days after written notice from the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable immediately. If an event of default described in (e) above shall occur and be continuing then the principal and accrued interest (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series shall be and become due and payable immediately, without action by any holder or the applicable trustee. Any event of default with respect to a particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such series of debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.
The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium, if any, on, or sinking fund payment, if any, in respect of, the debt securities) if the applicable trustee in good faith determines it is in the best interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any right or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, that (a) such direction is not in conflict with any rule of law or with the indenture or with the debt securities of any series under the indenture, (b) the applicable trustee may take any other action deemed proper by the applicable trustee that is not inconsistent with such direction and (c) such direction is not unduly prejudicial to the rights of other holders of the debt securities of such series not joining in such action. No holder of any debt security of any series has the right to institute any proceeding with respect to the indenture unless certain conditions precedent are satisfied including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act. The holder of a debt security has an absolute right to receive payment of the principal of, premium, if any, and interest when due on the respective stated maturity or maturities specified in such debt securities and to institute suit for the enforcement thereof.
Consolidation, Merger and Sale of Assets
The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets and the properties and the assets and properties of its subsidiaries (taken as a whole) to any person unless the successor person is a corporation or limited liability company organized under the laws of the United States or any State thereof or the District of Columbia and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and certain documentary conditions are met.
Certain Covenants
Existence. Except as permitted under “— Consolidation, Merger and Sale of Assets,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of its business.
Calculation of Original Issue Discount. The Company shall file with the applicable trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding debt securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.
Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.
Redemption; Repurchase at the Option of the Holder; Sinking Fund
The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.
Repurchases on the Open Market
The Company or any affiliate of the Company may at any time or, from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the applicable trustee for cancellation.
Discharge, Legal Defeasance and Covenant Defeasance
The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) either (A) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the applicable trustee for cancellation or (B) all debt securities of such series not previously delivered to the applicable trustee for cancellation (x) have become due and payable, (y) will become due and payable at their stated maturity within one year or (z) if redeemable, are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, and, in the case of clauses (x), (y) and (z) above, the Company deposits in trust with the applicable trustee, as trust funds, money sufficient to pay principal of and any premium and interest on, and any additional amounts with respect to, the debt securities of such series to the date of deposit (in the case of debt securities that have become due and payable) or to the date of maturity or redemption, as the case may be, (ii) the Company has paid or caused to be paid all other sums payable under such indenture by the Company with respect to the outstanding debt securities of such series and (iii) the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. Notwithstanding the satisfaction and discharge of the indenture with respect to any series of debt securities, the obligations of the Company to compensate, reimburse and indemnify the applicable trustee under the indenture shall survive. If money has been deposited with the applicable trustee pursuant to clause (i)(B) above, the obligations of the Company with respect to the debt securities of such series to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to pay additional amounts, if any, with respect to such securities as contemplated by the indenture (but only to the extent such additional amounts exceed the amount deposited with respect to such additional amounts) and with respect to any rights to convert or exchange such debt securities into common stock or other securities, cash or other property shall survive such satisfaction and discharge.
The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“legal defeasance”) and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “— Events of Default” with respect to the outstanding debt securities of such series (“covenant defeasance”); provided that the following conditions shall have been satisfied, among others: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds for payment of the principal of and interest of the debt securities of such series, money or U.S. government obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, without consideration of any reinvestment, to pay and discharge the principal of and premium, if any, interest, if any, on the outstanding debt securities of such series to maturity; (B) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as applicable, had not occurred; and (E) the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the legal defeasance or covenant defeasance contemplated have been complied with. Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.
Applicable Law
The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.
About the Trustee
Unless otherwise specified in the applicable prospectus supplement, the trustee under the base indenture is the trustee under the indenture.
DESCRIPTION OF CAPITAL STOCK
General
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our third restated certificate of incorporation (the “certificate of incorporation”) and our bylaws (the “bylaws”), as amended and restated, each of which is an exhibit to the 2025 Form 10-K, which is incorporated by reference into this prospectus.
Common Stock
Under the certificate of incorporation, Intel is authorized to issue up to ten billion shares of common stock. As of January 16, 2026 there were approximately 4,995 million shares of common stock issued and outstanding. The shares of common stock currently outstanding are fully paid and nonassessable.
Preferred Stock
Under the certificate of incorporation, Intel is authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and the board of directors of Intel is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of January 16, 2026, there were no shares of preferred stock issued and outstanding.
Bylaws
The board of directors has the authority to repeal, alter or amend the bylaws or adopt new bylaws, subject to certain limitations set forth in the bylaws.
No Preemptive, Redemption or Conversion Rights
The common stock is not redeemable, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel.

Voting Rights
Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. Holders of shares of common stock do not have cumulative voting rights.
Board of Directors
The board of directors is not classified. Our bylaws establish that the size of the whole board of directors shall be fixed from time to time by a duly adopted resolution of the board of directors.
No Action by Stockholder Consent
The certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting.
Power to Call Special Stockholder Meeting
Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Pursuant to our bylaws, special meetings of the stockholders may be called, for any purpose or purposes, by the Chairman of the board of directors, the Chief Executive Officer or the board of directors at any time. In addition, a special meeting of the stockholders of Intel shall be called by the board of directors upon written request to the Corporate Secretary of one or more stockholders owning in the aggregate not less than fifteen percent (15%) of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting.
Proxy Access Nominations
Under our bylaws, a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our common stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the stockholder and nominee satisfy the requirements specified in our bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the board of directors for inclusion in our proxy statement must satisfy the requirements specified in our bylaws.
Dividend Rights
Subject to the preferences applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by the board of directors out of funds legally available therefor.
Liquidation, Dissolution or Similar Rights
Subject to the preferences applicable to any outstanding shares of preferred stock, upon liquidation, dissolution or winding up of the affairs of Intel, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of stock of Intel.
Forum Selection Clause
Under our bylaws, unless Intel consents in writing to the selection of an alternative forum, the sole and exclusive forum for making certain types of claims shall be the Delaware Court of Chancery (except that, in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware). This provision applies to (a) any derivative action or proceeding brought on behalf of Intel, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Intel to Intel or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or Intel’s certificate of incorporation or bylaws, (d) any action asserting a claim governed by the internal affairs doctrine of the

State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•through agents;
•to or through underwriters;
•through broker-dealers (acting as agent or principal);
•directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;
•through a combination of any such methods of sale; or
•through any other methods described in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 27, 2025, as set forth in their report, which is incorporated by reference in this prospectus and the accompanying registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Exchange Act with the SEC. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Intel SEC Filings (File No. 000-06217)         Period
Annual Report on Form 10-K     Year ended December 27, 2025
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them from our Investor Relations department, at the following address:
Investor Relations Manager
2200 Mission College Blvd.
M/S RNB
Santa Clara, CA 95054
(800) 628-8686
www.intel.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC Registration fee	*
Legal fees and expenses	(1)
Fees and expenses of qualification under state securities laws (including legal fees)	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*    In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Company’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.
The Company’s bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Company shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the board of directors of the Company or brought to enforce certain indemnification rights.
The bylaws also provide that expenses incurred by an officer or director of the Company (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Company, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advanced upon such terms and conditions as the board of directors of the Company deems appropriate. Any obligation to reimburse the Company for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.
The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.
In addition to the above, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Company as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits.
The following exhibits are filed as part of this registration statement.

Exhibit Number	Description
4.1	Corrected Third Restated Certificate of Incorporation dated October 23, 2023 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed October 27, 2023).
4.2	Intel Corporation Bylaws, as amended and restated on November 29, 2023 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed December 5, 2023).
4.3	Specimen certificate of the Registrant’s common stock (Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-B (file no. 000-06217), filed on May 3, 1989).
4.4
Indenture dated as of March 29, 2006 between Intel Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, N.A.), as Successor Trustee to Citibank, N.A. (the “Open-Ended Indenture”) (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed March 30, 2006).

4.5
First Supplemental Indenture to Open-Ended Indenture, dated as of December 3, 2007 between, Intel Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, N.A.), as Successor Trustee to Citibank, N.A. (Incorporated herein by reference to Exhibit 4.2.4 to the Registrant’s Annual Report on Form 10-K filed on February 20, 2008).

5.1	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (Included on Page II-6 as part of the signature pages hereto).
25.1
Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture dated as of March 29, 2006, as amended by the First Supplemental Indenture dated as of December 3, 2007, between Intel Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, N.A.).

107	Filing Fee Table.
Item 17. Undertakings.

(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
II-1

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
II-2

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 23rd day of January, 2026.

INTEL CORPORATION

By:	/s/ David Zinsner
David Zinsner Executive Vice President and Chief Financial Officer
POWERS OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Lip-Bu Tan, David Zinsner and April Miller Boise, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his or her substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Lip-Bu Tan
Lip-Bu Tan Chief Executive Officer and Director (Principal Executive Officer) Date: January 23, 2026

/s/ David Zinsner
David Zinsner Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: January 23, 2026

/s/ Scott Gawel
Scott Gawel Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)
Date: January 23, 2026

/s/ Dr. Craig H. Barratt	/s/ James J. Goetz
Dr. Craig H. Barratt Director	James J. Goetz Director
Date: January 23, 2026	Date: January 23, 2026

/s/ Dr. Andrea J. Goldsmith	/s/ Alyssa Henry
Dr. Andrea J. Goldsmith Director	Alyssa H. Henry Director
Date: January 23, 2026	Date: January 23, 2026

/s/ Eric Meurice	/s/ Barbara Novick
Eric Meurice Director	Barbara Novick Director
Date: January 23, 2026	Date: January 23, 2026

/s/ Steve Sanghi	/s/ Gregory D. Smith
Steve Sanghi Director	Gregory D. Smith Director
Date: January 23, 2026	Date: January 23, 2026

/s/ Stacy J. Smith	/s/ Dion J. Weisler
Stacy J. Smith Director	Dion J. Weisler Director
Date: January 23, 2026	Date: January 23, 2026

/s/ Frank D. Yeary
Frank D. Yeary Director
Date: January 23, 2026